UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

Filed by the Registrant ☒ Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Ra Medical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 2, 2020, Ra Medical Systems, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 12, 2020. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on August 28, 2020. On October 12, 2020 the Annual Meeting was adjourned prior to voting on Proposal 3 to allow additional time for voting. As announced during the Annual Meeting, the Annual Meeting is to reconvene at 9:00 a.m. Pacific Time on November 2, 2020. On October 15, 2020, the Company (i) mailed a letter to certain of its stockholders (the “ First Letter”), and (ii) commenced disseminating an audio recording (the “Recording”) to certain of its stockholders by telephone, in each case related to Proposal 3, which proposal is described in the Notice and Proxy Statement. On October 19, 2020, the Company mailed a postcard to certain of its stockholders related to Proposal 3 (the “Postcard”), which proposal is described in the Notice and Proxy Statement. On October 22, 2020, the Company mailed a letter to certain of its stockholders to certain of its stockholders related to Proposal 3 (the “Second Letter”), which proposal is described in the Notice and Proxy Statement.

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IMPORTANT REMINDER TO VOTE

October 22, 2020

Dear Ra Medical Systems Stockholder:

The Annual Meeting has been adjourned to November 2, 2020 with respect to proposal 3 seeking approval to effect a reverse stock split.

The reverse split is intended to:

➢	Increase the per share trading price to satisfy the $1.00 minimum bid price requirement to remain on the NYSE
➢	Provide a broader market with more trading volume by maintaining our NYSE listing which we believe will help generate more interest among investors

What happens if the reverse split is NOT approved?

➢	Failure to meet the $1.00 minimum bid price requirement will result in delisting from the NYSE after December 31, 2020
➢	Delisting could result in additional challenges to raise capital in the future as well as reduced trading liquidity for the stock

Please take a moment to vote by calling toll-free 833-945-2699. Representatives are available Monday through Friday 9 a.m. to 10 p.m. EST.

Sincerely,

Melissa Carlson

Vice President

VOTE TODAY

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The Shareholder Communication Strategists

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